EXHIBIT  4.10  FORM  OF  SUBSCRIPTION  AGREEMENT  DECEMBER  31,  2002

                             SUBSCRIPTION AGREEMENT

                                  PRIVATE ISSUE
                                  =============


To: STOCKGROUP INFORMATION SYSTEMS INC. (hereafter called the "COMPANY" or "ISSUER"), a Colorado company, with an address for notice and delivery at #500 - 750 W. Pender St., Vancouver, British Columbia, V6C 2T7


[SUBSCRIBERS PLEASE NOTE THAT TO FULFILL THIS SUBSCRIPTION PROPERLY YOU MUST (A)
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READ  THIS  DOCUMENT CAREFULLY AND ACQUIRE YOUR INDEPENDENT LEGAL AND INVESTMENT
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ADVICE AS THIS DOCUMENT CONSTITUTES A BINDING LEGAL DOCUMENT UPON YOUR TENDERING
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THE  SAME  TO  THE  COMPANY  OR ITS AGENTS, (B) FILL IN THE AMOUNT OF SECURITIES
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SUBSCRIBED  FOR  IN  THE  SECTION  "SECURITIES  REQUESTED  FOR  PURCHASE  BY THE
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SUBSCRIBER"  ON  PAGE 2 HEREOF, (C) CHECK OFF THE EXEMPTION BELOW IN THE SECTION
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"ELIGIBILITY DECLARATION BY THE SUBSCRIBER" (PAGE 2 AND FOLLOWING) WHICH APPLIES
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TO  YOU  AS  EITHER  A US OR CANADIAN SUBSCRIBER, (D) COMPLETE THE SIGNATURE AND
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INFORMATION PAGE AT THE END OF THIS AGREEMENT, AND (E) DELIVER THIS SUBSCRIPTION
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AGREEMENT  AND PAYMENT, IN ACCORDANCE WITH THE SECTION "METHOD OF SUBSCRIPTION",
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TO THE ISSUER OR ITS DESIGNATED AGENT AND IF SUBSCRIBING PURSUANT TO AN OFFERING
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MEMORANDUM  ALSO  INCLUDE  A  SIGNED  'RISK  ACKNOWLEDGEMENT'  DOCUMENT]
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                                COMPANY OFFERING
                                ----------------

     The Company is offering, on a private placement basis, units (the "Units" or also the "Securities"), whereby each Unit consists of one common share (the "Share" or "Shares" as the context requires or also the "Securities") and one non-transferable share purchase warrant (the "Warrant" or "Warrants" as the context requires) of its own issue, to eligible investors (such an investor who subscribes to this issue by this document is hereafter called the "Subscriber") at a price of $0.16 US per Unit. The Company offers, and the Subscriber accepts, the Units on the terms and conditions hereafter set forth.

     With each Unit subscribed, the Subscriber shall receive one Share and shall also receive a Warrant having the following characteristics:

     (a) two Warrants permits the purchase of another Share at a price of $0.22 US until twelve months from the date of issue;
     (b) the Warrants shall be altered for each alteration of capital of the Company, or its successor, as to number and price in accordance with industry practice; and
     (c) the Warrants are non-transferable and the Warrants and any resultant shares are subject to such restrictions as law requires.

               SECURITIES REQUESTED FOR PURCHASE BY THE SUBSCRIBER
               ---------------------------------------------------

     BASED UPON THE HEREAFTER TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND COVENANTS GIVEN BY EACH PARTY TO THE OTHER, THE SUBSCRIBER HEREBY SUBSCRIBES FOR AND AGREES TO PURCHASE

                               UNITS  OF  THE  COMPANY  FOR  AN  AGGREGATE
------------------------------
CONSIDERATION OF  $                                   US  (the  "SUBSCRIPTION
                   ----------------------------------
PRICE") AND FOR WHICH PAYMENT IS HEREBY DELIVERED TO THE COMPANY. The Company, upon acceptance by the board of all or part of this subscription, agrees to issue the accepted number of Securities, fully paid and non-assessable, as consideration for the Subscriber's subscription, and to refund any excess subscription monies of the Subscription Price of any non-accepted portion.

     The Subscriber understands and acknowledges that the Company is a reporting and publicly trading company listed on the NASD Over-the-Counter Bulletin Board and a reporting issuer in British Columbia and the Subscriber acknowledges that no party independent of the Company has made or will make any opinion or representations on the merits or risks of an investment in the Securities. The Subscriber acknowledges hereby being advised and is encouraged to seek independent investment advice.

     The Subscriber warrants that the Subscriber has truthfully and fully disclosed the Subscriber's information in this subscription document and has read and concurs in all the statements of this subscription, upon which the Company relies (to its possible damage if the Subscriber declares falsely), has disclosed the Subscriber's proper jurisdiction and has declared whether the Subscriber is or is not, directly or indirectly, a US subject and has considered carefully and answered truthfully (and has sought appropriate counsel and advice) as to the exemptions which apply to the Subscriber and has fully considered the economic reasonableness of an investment by the Subscriber in the Company in the circumstances of the Subscriber.


                    ELIGIBILITY DECLARATION BY THE SUBSCRIBER
                    -----------------------------------------

     AS CONFIRMATION THAT THE SUBSCRIBER IS ELIGIBLE TO PURCHASE THE SECURITIES AS AN EXEMPT PURCHASE THE SUBSCRIBER WARRANTS THAT IT COMPLIES WITH ONE OF THE FOLLOWING EXEMPTIONS, WHICH HAS BEEN CHECKED OFF AND UPON WHICH THE COMPANY RELIES.

BRITISH  COLUMBIA  AND  ALBERTA  SUBSCRIBERS
--------------------------------------------

     THE SUBSCRIBER DECLARES THAT THE SUBSCRIBER IS NOT A UNITED STATES SUBJECT AND IF THE SUBSCRIBER IS A RESIDENT OF BRITISH COLUMBIA OR ALBERTA THE SUBSCRIBER FULFILLS ONE OF THE FOLLOWING CRITERIA (PLEASE CHECK OFF APPROPRIATE CATEGORY) AND WHICH CATEGORY IS WARRANTED BY THE SUBSCRIBER:

( ) at the time of the Subscriber's investment herein the Subscriber is a director, officer, or employee of the Company or a subsidiary.

( ) The Subscriber is subscribing for an amount which has an aggregate acquisition cost of not less than a prescribed amount (being $97,000) and the purchaser is not a corporation, syndicate, partnership or other form of incorporated or unincorporated entity or organization created solely to permit the purchase of the Securities (or other similar purchases) by a group of individuals whose individual share of the aggregate acquisition cost of such Units is not less than $97,000.

( ) The Subscriber is purchasing the Securities as principal and fulfils one of the following categories:
     (a) a director, senior officer or control person of the issuer, or of an affiliate of the issuer,
     (b) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the issuer, or of an affiliate of the issuer,
     (c) a close personal friend of a director, senior officer or control person of the issuer, or of an affiliate of the issuer,
     (d) a close business associate of a director, senior officer or control person of the issuer, or of an affiliate of the issuer, or
     (e) a person or company that is wholly owned by any combination of persons or companies described in paragraphs (a) to (d).
          [SECTION  3.1  OF  MULTILATERAL  INSTRUMENT  45-103]

( ) The Subscriber is a resident of British Columbia and the Subscriber is purchasing the Securities as principal and the Subscriber:

     (a)  has  received  an  offering  memorandum  of  the  Issuer,  and
     (b) has signed a risk acknowledgement and provided the same to the Issuer. Notwithstanding any other provision of this agreement, if the Subscriber has subscribed employing this exemption then such Subscriber shall have the benefit of any additional terms set forth in the offering memorandum or provided by law in respect to rights of recission and contractual rights in the event of misrepresentation. [Subsection 4.1(1) of Multilateral Instrument 45-103]

(    )  The  Subscriber  is  a  resident  of  Alberta  and:

     (a)  the  Subscriber  is  purchasing  the  Securities  as  principal,
     (b) the Subscriber has received an offering memorandum of the Issuer and has signed a risk acknowledgement and provided the same to the Issuer; and
     (c)  either
          (i) the Subscriber is an eligible investor (a person whose net assets, alone or with spouse, exceeds $400,000 or whose net income before taxes in the two most recent years exceeded $75,000 (or $125,000 with spouse) and who reasonably expects to exceed such amount in the current year), or
          (ii) the Subscriber's aggregate acquisition cost does not exceed $10,000. [Subsection 4.1(3) of Multilateral Instrument 45-103]

( ) The Subscriber is an accredited investor and therefor is an exempt purchaser by virtue of the Subscriber's wealth. For an individual an 'accredited investor' is a person who alone or with spouse has, directly or indirectly, financial assets (cash and securities)exceeding $1,000,000, net of related liabilities, or whose net income before taxes exceeded $200,000 in the two most recent years (or $300,000 with spouse) and reasonably expects to exceed that level in the current year.

     The Subscriber represents and warrants that he has declared that the Subscriber is not a person subject to United States jurisdiction by checking off one of the foregoing categories of exemption and such declaration warrants without equivocation that the Subscriber is not a US investor, directly or indirectly, and the Subscriber is not subscribing as an agent or nominee or trustee or in any other capacity, partly or wholly or directly or indirectly, for a US person subject to US law.


UNITED  STATES  SUBSCRIBERS
---------------------------

     IF THE SUBSCRIBER IS A US CITIZEN (OR OTHERWISE SUBJECT TO US JURISDICTION) THE SUBSCRIBER HEREBY SO DECLARES AND FURTHER DECLARES THAT THE SUBSCRIBER IS AN "ACCREDITED INVESTOR" AS THAT TERM IS DEFINED IN REGULATION D PROMULGATED UNDER THE RELEVANT SECURITIES ACT (THE "ACT") OF THE UNITED STATES, BY VIRTUE OF THE SUBSCRIBER'S QUALIFICATION UNDER ONE OR MORE OF THE FOLLOWING CATEGORIES (PLEASE CHECK OFF APPROPRIATE CATEGORY):

( ) The Subscriber is a natural person whose individual net worth, or joint net worth with that person's spouse exceeds $1,000,000, not including the Subscriber's principal residence.

( ) The Subscriber is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

( ) The Subscriber is a corporation, organization described in section 501(c)(3) of the United States Internal Revenue Code, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

( ) The Subscriber is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person.

(    )  The  Subscriber  is  a director or executive officer of the Corporation.

(    )  The  Subscriber  is a private business development company as defined in section  202(a)(22)  of  the  Investment  Advisers  Act  of  1940.

( ) The Subscriber is a bank as defined in section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self- directed plan, with investment decisions made solely by persons that are accredited investors.

(    )     The  Subscriber  is  an entity in which all  of the equity owners are accredited  investors  under  one  or  more  of  the categories set forth above.


                            REGULATION S APPLICATION
                            ------------------------

AS THE COMPANY IS A US COMPANY WHOSE SECURITIES ARE SUBJECT TO US LAW, THE SUBSCRIBER HEREBY AGREES, REPRESENTS AND WARRANTS TO THE COMPANY AS FOLLOWS:

          (i) Subscriber (i) is not a U.S. Person (as defined in Rule 902 of Regulation S ("Regulation S") under the United States Securities Act of 1933

(the "1933 Act")), which definition includes, but is not limited to, any natural person resident in the United States, any corporation or partnership incorporated or organized under the laws of the United States, or any estate or trust of which any executor, administrator or trustee is a U.S. Person); (ii) is not purchasing any of the Securities for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account of any person in any jurisdiction other than the jurisdiction set out in the name and address of Subscriber below; and (iii) was not offered any Securities in the United States and was outside the United States at the time of execution and delivery of this Subscription Agreement.

          (ii) Subscriber acknowledges that the Securities have not been registered under the 1933 Act and the Company has agreed to register the securities purchased under this offering with the Securities and Exchange Commission by filing a registration statement under the 1933 Act within 60 days of the closing of this offering. The Subscriber agrees to resell the Securities only in accordance with the provisions of Regulation S and any other applicable securities laws, pursuant to a registration under the 1933 Act, or pursuant to an available exemption from such registration, and that hedging transactions involving the Securities may not be conducted unless in compliance with the 1933 Act. The Subscriber understands that any certificate representing the Securities will bear a legend setting forth the foregoing restrictions. The Subscriber understands that the Securities are restricted securities within the meaning of Rule 144 promulgated under the 1933 Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of purchase and payment of the Securities by the Subscriber, and other terms and conditions of Rule 144 are complied with; and that any sale of the Securities may be made by the Investor only in limited amounts in accordance with such terms and conditions. In addition, any Subscriber who is a British Columbia or Alberta resident will be subject to British Columbia and Alberta resale restrictions which will be set out in the legend stamped on the certificate representing the Securities.

          (iii) No U.S. Person, either directly or indirectly, has any beneficial interest in any of the Securities acquired by Subscriber hereunder, nor does Subscriber have any agreement or understanding (written or oral) with any U.S. Person respecting:

               (a) the transfer or any assignment of any rights or interest in any of the Securities;

               (b) the division of profits, losses, fees, commissions or any financial stake in connection with this subscription; or

               (c)  the  voting  of  the  Securities.

            (iv) the Subscriber understands that each person exercising any Warrant comprising a part of the Securities will be required to give to the Company at the time of exercise written certification that such person is not a U.S. person and that the Warrant is not being exercised on behalf of a U.S. person.

                RESTRICTED SECURITIES AND RESTRICTED DISPOSITION
                ------------------------------------------------

THE SUBSCRIBER REPRESENTS AND WARRANTS THAT THE SUBSCRIBER WAS NOT SPECIFICALLY FORMED AND HAS NOT ACTED TO ACQUIRE ANY OF THE SECURITIES SUBSCRIBED FOR IN THIS AGREEMENT IN VIOLATION OF THE PROVISIONS OF REGULATION S OR RULE 144 UNDER THE SECURITIES LAWS OF THE UNITED STATES OR IN VIOLATION OF ANY OF THE EXEMPTIONS PROVIDED BY THE SECURITIES LAWS OF ALBERTA OR BRITISH COLUMBIA. THE SUBSCRIBER ACKNOWLEDGES THAT THE SECURITIES WILL BE RESTRICTED AS TO DISPOSITION AS SET FORTH BELOW AND AGREES TO ABIDE BY SUCH RESTRICTIONS.

     Whether the Subscriber has purchased subject to Rule 144 or Reg. S or pursuant to any exemptions under the securities laws of British Columbia or Alberta the Subscriber represents and warrants that the Subscriber understands that:

          (a) neither the sale of the Securities which the Subscriber is acquiring nor the Securities themselves has been registered under any state securities laws and the Securities must be held indefinitely unless subsequently registered or an exemption from such registration is available; and

          (b) the share certificate representing the Securities will be stamped with the following legends (or substantially equivalent language) restricting transfer:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or the laws of any state and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the issuer being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers of this certificate only in accordance with the above instructions."

     "Unless permitted under securities legislation in British Columbia or Alberta, the holder of the securities shall not trade the securities before the earlier of (i) the date that is 12 months and a day after the date the issuer first became a reporting issuer in any of Alberta, British Columbia, Manitoba, Nova Scotia, Ontario, Quebec and Saskatchewan, if the issuer is a SEDAR filer; and (ii) the date that is 12 months and a day after the later of (A) the distribution date, and (B) the date the issuer became a reporting issuer in the local jurisdiction of the purchaser of the securities that are the subject of the trade."

It is acknowledged by the parties hereto that the Company will attempt to acquire the benefit of four month hold periods to the Securities for the benefit of British Columbia and Alberta subscribers (and any subscribers in other provinces who may participate where such is permitted) by application to listing on the TSX Venture Exchange and filing of an AIF under the policies of such jurisdictions. However, it is acknowledged that the Company will make reasonable commercial efforts to effect such and there is no warranty that such will occur. In the event of failure of the same the forgoing restrictions will apply and the investor is also directed to the terms of section 2 under the section headed "Additional Investment Subscription Terms, Corporate Disclosure and General Subscriber Acknowledgements and Warranties" below.


                             METHOD OF SUBSCRIPTION
                             ----------------------

A  subscription shall be made by delivering to the Company or its agent a signed
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and  fully  completed  copy  of  this  subscription  agreement  (with  a  'risk
-------------------------------------------------------------------------------
acknowledgement  declaration' if subscribing pursuant to an offering memorandum)
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and  the  Subscription  Price made to the order of the Company or its designated
--------------------------------------------------------------------------------
agent.
------

The Company shall return to the Subscriber the Subscription Price, or such amount as has not been accepted, as to such part of the subscription which the Company has not accepted.

Should the Subscriber's subscription be submitted to the solicitors for the Issuer and payment delivered to the solicitors in trust then the Subscriber agrees that the solicitors shall have no accountability to the Subscriber whatsoever, and acknowledges that the solicitors are merely recipients for the Issuer and have no solicitors obligations of any nature to the Subscriber. The only duty the solicitors shall have is to deliver the subscription agreement and the subscription monies to the Issuer and the solicitors shall require no further instruction other than this paragraph from the Subscriber in order to deliver the same to the Issuer. Under no circumstances shall the Company's solicitors be considered to be giving legal or other advice or services to the Subscriber and no communication between the Subscriber and such solicitors shall be considered advice (at the most only administrative subscription assistance on behalf of the Company) but the Subscriber shall rely solely and exclusively on his own judgement and the advice of his own counsel.

ADDITIONAL INVESTMENT SUBSCRIPTION TERMS, CORPORATE DISCLOSURE AND GENERAL SUBSCRIBER ACKNOWLEDGMENTS AND WARRANTIES

1.     DESCRIPTION  OF THE SECURITIES.   The Securities are a part of the common
       ------------------------------
shares of the Company. The Company's authorized capital consists of 75,000,000 common shares without par value, of which 15,875,768 shares were issued and outstanding as of August 20, 2002, and 5,000,000 preferred shares without par value, of which no shares were issued and outstanding as of August 20, 2002.
Copies of the constating documents of the Company describing the common securities and the rights of holders and other corporate materials of the Company are available upon request.

2.     CLOSING  OF  SUBSCRIPTION  AND  USE  OF  FUNDS  OF  THE SECURITIES.   The
       ------------------------------------------------------------------
Subscriber agrees that closing of this subscription, and completion of the transaction, is subject to and deferred until listing of the Issuer on the TSX Venture Exchange and until completion of an effective AIF filing ("Closing Conditions"). Notwithstanding such deferral the subscription monies shall be advanced to the Issuer to reserve the Subscriber's subscription and the Issuer may employ such funds for its business purposes nor shall such funds be considered a loan and shall not bear interest but shall constitute solely a reservation of subscription and advance of funds. The Subscriber shall not demand return of its subscription unless the Closing Conditions have not occurred for a period in excess of one year from the date of this subscription. Notwithstanding the Closing Conditions the Issuer may elect to waive the Closing Conditions on or before such one year subject to the Issuer being a trading issuer in good standing on the OTCBB or another public exchange and subject to the Issuer proceeding to file an amended or new SB-2 qualifying the Securities unless the Shares of the Securities otherwise have the benefit of an exemption permitting trading. The Subscriber acknowledges that the funds to be raised from the Securities are to be employed for the business of the Company in accordance with management's determination as to the best use of the same for the Company's business plans. Notwithstanding any disclosure document provided concurrent with this subscription the Company reserves the right at any time to alter its business plans in accordance with management's appreciation of the market for the goods and services of the Company and the best use of the Company's funds to advance its business, whether present or future.

3.     SECURITIES  ISSUED  AT  DIFFERENT  PRICES  AND  CHARACTERISTICS.   The
       ----------------------------------------------------------------
Subscriber  acknowledges that the Company will issue its securities at different
       -
prices which may occur sequentially, from time-to-time, or at the same time. The Company will also issue offerings which have warrants, or other benefits, attached and some offerings which do not. Not all subscribers will receive common shares, or other share classes, of the Company at the same price and such may be issued at vastly different prices to that of the Subscriber. For example, the Company has or may issue Securities at nominal prices for developmental assets (which cannot be valued and so may be assigned a nominal value on the Company's books) or for services or to attract expertise or management talent or other circumstances considered advisable by the board of directors. Such issuance at different prices are made by the board in its judgement as to typical structuring for a company such as the Company, to incentivise, reward, and to provide a measure of developmental control, to acquire assets or services which the board considers necessary or advisable for the Company's development and success, and other such considerations in the board's judgement. The Subscriber acknowledges these matters, understands that the Subscriber's investment is not necessarily the most advantageous investment in the Company, and authorizes the Board now and hereafter to use its judgement to make such issuances whether such issuances are at a lesser, equal or greater price than that of the Subscriber and whether such is prior to, concurrent with, or subsequent to the Subscriber's investment. The Subscriber acknowledges that the Subscriber has had disclosed to the Subscriber that the Company has issued securities at different prices and with different characteristics, the Subscriber has had the opportunity for full disclosure and questions in respect thereto, and the Subscriber accepts without equivocation the securities structure and pricing of the Company by subscription hereto.

4.     SUBSCRIBER'S  ACKNOWLEDGMENTS.  The  Subscriber  agrees  and acknowledges
       -----------------------------
that:

     (a) Withdrawal or Revocation. This Subscription Agreement is given for -------------------------- valuable consideration and shall not be withdrawn or revoked by the Subscriber once tendered with the Subscription Price except for Subscribers in British Columbia or Alberta subscribing by offering memorandum exemption who shall have a right to cancel the subscription by midnight on the second business day after the Subscriber has signed this agreement;

     (b) Agreement to be Bound. The Subscriber hereby specifically agrees to be ---------------------- bound by the terms of this Subscription Agreement as to all particulars hereof and hereby reaffirms the acknowledgments, representations, and powers set forth in this Subscription Agreement;

     (c) Reliance on Subscriber's Representations. The Subscriber understands ------------------------------------------- that the Company will rely on the acknowledgments, representations, and covenants of the Subscriber herein in determining whether a sale of the Securities to the Subscriber is in compliance with applicable securities laws. The Subscriber warrants that all acknowledgments, representations and covenants are true and accurate;

     (d) Waiver of Preemptive Rights. The Subscriber hereby grants, conveys, ------------------------------- and vests the President of the Company as the Subscriber's power of attorney solely for the purpose of waiving any prior or preemptive rights which the Subscriber may have to further issues of equity by the Company.

5.     SUBSCRIBER'S  REPRESENTATIONS,  WARRANTIES,  AND  UNDERSTANDINGS.  The
       ----------------------------------------------------------------
Subscriber  represents  and  warrants  to  the  Company  and  states  that:

     (a) Principal. The Subscriber is purchasing the Securities as principal --------- for his own account and not for the benefit of any other person except as otherwise stated herein, and not with a view to the resale or distribution of all or any of the Securities;

     (b) Decision to Purchase. The decision of the Subscriber to enter into ----------------------- this agreement and to purchase Securities pursuant hereto has been based only on the representations of this agreement and any collateral business plan or offering memorandum provided herewith. It is not made on other information relating to the Company and not upon any oral representation as to fact or otherwise made by or on behalf of the Company or any other person. The
          Subscriber  agrees  that  the  Company  assumes  no  responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of any business plan information, which has been created based upon the Company's management experience. In particular, and without limiting the generality of the foregoing, the decision to subscribe for Securities has not been influenced by:

          (i) Newspaper, magazine or other media articles or reports related to the Company or its business; or

          (ii) Promotional literature or other materials used by the Company for sales or marketing purposes; or

          (iii) Any representations, oral or otherwise, that the Securities will be repurchased or have any guaranteed future realizable value, or that there is any certainty as to the success of the Company or liquidity or value of the Securities.

     (c) Economic Risk. The Subscriber has such knowledge and experience in -------------- financial and business affairs as to be capable of evaluating the merits and risks of his investment in the Securities, or has sought and received independent professional advice, and the Subscriber is able to bear the economic risk of a total loss of the Subscriber's investment in the Securities;

     (d) Speculative Investment. The Subscriber understands that an investment ------------------------ in the Securities is a speculative investment, that there is no guarantee of success of Management's plans and that any offering memorandum or business plan provided to the Subscriber is made based upon business experience to date and management's reasonable efforts at disclosure and is subject to error and subject to be proven wrong by future events and experience.
          Management's plans are an effort to apply present knowledge and experience to project a future course of action which is hoped will result in financial success employing the Company's assets and with the present level of management's skills and of those whom the Company will need to attract (which cannot be assured). Additionally, all plans are capable of being frustrated by new or unrecognized or unappreciated present or future circumstances which can typically not be accurately, or at all, predicted.

     (e) Status. If the Subscriber has stated that he is not a U.S. person, as ------ defined under the United States Securities Act of 1933, as amended (the "U.S. ---------------------- Act"), then he declares unequivocally that he is not a US person and was not offered the Securities in the United States (as that term is defined in the U.S.
          Act), and did not execute or deliver this Agreement in the United States. If the Subscriber is a US person then such has been declared in this document by noting the Subscriber as having a US address below, completing the declarations at the commencement of this document (all of which are truly stated), and the Subscriber qualifies as an eligible investor (by virtue of having the requisite personal wealth and income and/or qualifying under other appropriate exemption) under the relevant securities laws;

     (f) Address. The Subscriber is resident as set out on the last page of ------- this Agreement as the "Subscriber's Address" and the address set forth on the last page of this Agreement is the true and correct address of the Subscriber;

     (g) Risk and Resale Restriction. The Subscriber is aware of the risks and ----------------------------- other characteristics of the Securities and of the fact that the Subscriber will not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policy;

     (h)  Receipt  of  Information.  The  Subscriber  acknowledges  that, to his
          ------------------------
          satisfaction:

          (i) He has either had access to or has been furnished with sufficient information regarding the Company and the terms of this investment transaction to his satisfaction;

          (ii) He has been provided the opportunity to ask questions concerning this investment transaction and the terms and conditions thereof and all such questions have been answered to his satisfaction; and

          (iii) He has been given ready access to and an opportunity to review any information, oral or written, that he has requested, in particular to any offering memorandum or business plan of the Company, if available concurrent with or as a part of this subscription;

     (i) No Prospectus filing. The Subscriber acknowledges that this is an ---------------------- offering made on a private basis without a prospectus and that no federal, state, provincial or other agency has made any finding or determination as to the merits of the investment nor made any recommendation or endorsement of the Securities, and that:

          (i) The Subscriber may be or is restricted from using most of the civil remedies available under the applicable securities act; and

          (ii) The Company is relieved from certain obligations that would otherwise apply under the applicable securities act;

     (j) Confidentiality. The Subscriber understands that the Company's --------------- business plan and this Agreement are confidential. The Subscriber will not and has not distributed such, or divulged the contents thereof, to anyone other than such legal or financial advisors as the Subscriber has deemed desirable for purposes of evaluating an investment in the Securities and the Subscriber has not made any copies thereof except for his own records;

     (k) Age of Majority. The Subscriber, if an individual, has attained the --------------- age of majority and is legally competent to execute this Agreement and to take all actions required pursuant hereto;

     (l) Authorization and Formation of Subscriber. The Subscriber, if a --------------------------------------------- corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Securities and such entity has not been formed for the specific purpose of acquiring Securities in the Offering. If the Subscriber is one of the aforementioned entities, it hereby agrees that upon request of the Company it will supply the Company with any additional written information that may be requested by the Company;

     (m) Legal Obligation. This Agreement has been duly and validly authorized, ----------------- executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

     (n) Compliance With Applicable Laws. The Subscriber knows of no reason ------------------------------- (and is sufficiently knowledgeable to determine the same or has sought legal advice) why the delivery of this Agreement, the acceptance of it by the Company and the issuance of the Securities to the Subscriber will not comply with all applicable laws of the Subscriber's jurisdiction of residence or domicile, and all other laws applicable to the Subscriber, and the Subscriber has no reason to believe that the Subscriber's subscription hereby will cause the Company to become subject to or required to comply with any disclosure, prospectus or reporting requirements or to be subject to any civil or regulatory review or proceeding. The Subscriber will comply with all applicable securities laws and will assist the Company in all reasonable manners to comply with all applicable securities laws; and

     (o) Encumbrance or Transfer of Securities. The Subscriber will not sell, ---------------------------------------- assign, gift, pledge or encumber in any manner whatsoever the Securities herein subscribed without the prior written consent of the Company and in accordance with applicable securities laws.

     The Subscriber agrees that the above representations and warranties of the Subscriber will be true and correct as of the execution of and acceptance of this Agreement and will survive the completion of the issuance of the Securities. The Subscriber understands that the Company will rely on the representations and warranties of the Subscriber herein in determining whether a sale of the Securities to the Subscriber is in compliance with law and the Subscriber warrants to indemnify and hold harmless the Company from all damages or claims resulting from any misrepresentation by the Subscriber.

6.     MATERIAL  CHANGES.  The  Subscriber  undertakes  to  notify  the  Company
       -----------------
immediately should there be any material change in the foregoing warranties and representations and provide the Company with the revised or corrected information. The Subscriber hereby agrees to indemnify and hold the Company and its affiliates harmless from and against any and all matters incurred on account of or arising out of:

     (a) Any inaccuracy in the Subscriber's acknowledgments, representations or warranties set forth in this Agreement;

     (b) The Subscriber's disposition of any of the Securities contrary to the Subscriber's acknowledgments, representations or warranties in this Agreement;

     (c) Any suit or proceeding based upon a claim that said acknowledgments, representations or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or its affiliates or the disposition of all or any part of the Subscriber's Securities; and

     (d) The Subscriber's failure to fulfill any or all of the Subscriber's obligations herein.

7.     ADDRESS  FOR  DELIVERY.  Each  notice,  demand  or  other  communication
       ----------------------
required or permitted to be given under this Agreement shall be in writing and shall be sent by delivery (electronic or otherwise) or prepaid registered mail addressed to the Subscriber or the Company at the addresses specified in this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the fifth day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

8.     CHANGE  OF  ADDRESS.  Either  party may at any time and from time to time
       -------------------
notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

9.     SEVERABILITY  AND  CONSTRUCTION.  Each  section,  sub-section, paragraph,
       -------------------------------
sub-paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the parties and continue to be given full force and agreement as of the date upon which the ruling becomes final). The word "he" in this Agreement shall also mean she or it relative to the identity of the Subscriber.

10.     GOVERNING  LAW.  This  Agreement  shall  be governed by and construed in
        --------------
accordance  with  the  laws  of the province of British Columbia and the laws of

Canada applicable therein. Any dispute regarding matters as between the Subscriber and the Company, whether as a subscriber or shareholder and whether arising under this Agreement or pursuant to shareholder rights pursuant to the constating documents of the Company or applicable law, shall be adjudicated exclusively in British Columbia unless the Company shall permit otherwise.

11.     SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.  The  covenants,
        ----------------------------------------------
representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

12.     COUNTERPARTS.  This  Agreement may be signed by the parties hereto in as
        ------------
many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth in this Agreement. This Agreement may be executed and exchanged by facsimile and such facsimile copies shall be valid and enforceable agreements.

13.     ENTIRE AGREEMENT.  This Agreement constitutes the only agreement between
        ----------------
the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. There are no collateral agreements or understandings hereto and this Agreement, and the documents contemplated herein, constitutes the totality of the parties' agreement. This Agreement may be amended or modified in any respect by written instrument only.

14.     SUCCESSORS  AND  ASSIGNS.  The  terms  and  provisions of this Agreement
        ------------------------
shall be binding upon and enure to the benefit of the Subscriber, the Company and their respective successors and lawfully permitted assigns; provided that, except as herein provided, this Agreement shall not be assignable by any party without the written consent of the other. The benefit and obligations of this Agreement, insofar as they extend to or affect the Subscriber, shall pass with any assignment or transfer of the Securities in accordance with the terms of this Agreement.

SIGNATURE PAGE TO A PRIVATE ISSUE SUBSCRIPTION AGREEMENT OF STOCKGROUP INFORMATION SYSTEMS INC.


DATED  this           day  of               ,  2002.
            ---------         --------------

--------------------------------------------        ----------------------------
(NAME  OF  SUBSCRIBER  -  please  print)
                                                    ----------------------------

                                                    ----------------------------
        By:
--------   -------------------------------------    ----------------------------
(Official  Capacity  or  Title  if  a  company)    (SUBSCRIBER'S ADDRESS  ABOVE)


---------------------------------------             ----------------------------
SIGNATURE  OF  SUBSCRIBER  or  Official               (Telephone  Number)

-------------------------------------------         ----------------------------
(Please print name of individual whose                (Facsimile  Number)
signature appears above if different than the
name of the Subscriber printed above).              ----------------------------
                                                       (e-mail  address)


ACCEPTANCE
----------

STOCKGROUP INFORMATION SYSTEMS INC.  hereby accepts the above subscription as of
-----------------------------------
this        day  of                    ,  2002.
      ----          ------------------

STOCKGROUP  INFORMATION  SYSTEMS  INC.
--------------------------------------
by  its  authorized  signatory:     )
                                    )
----------------------------------  )
Authorized  Signatory               )